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                                                                     EXHIBIT 11


                       Nationwide Financial Services, Inc.
                        Computation of Earnings Per Share
                    For Periods Ended June 30, 1997, and 1996
               (in thousands of dollars, except per share amounts)

                                                     Three months ended                Six months ended
                                                           June 30,                        June 30,
                                                ----------------------------     ---------------------------
                                                    1997             1996            1997            1996
                                                ------------     -----------     -----------     -----------
Net income                                      $     55,191          61,910         124,139         117,388
                                                ============     ===========     ===========     ===========

Average common shares outstanding                128,526,993     104,745,000     119,460,714     104,745,000

Dilutive effect of stock options                      39,056             --           19,636             --
                                                ------------     -----------     -----------     -----------

Average common shares and common
      share equivalents                          128,566,049     104,745,000     119,480,350     104,745,000

Additional dilutive effect of stock options              733             --              369             --
                                                ------------     -----------     -----------     -----------

Fully diluted shares                             128,566,782     104,745,000     119,480,719     104,745,000
                                                ============     ===========     ===========     ===========


Net income per common share outstanding         $        .43             .59            1.04            1.12
                                                ============     ===========     ===========     ===========

Primary earnings per share                      $        .43             .59            1.04            1.12
                                                ============     ===========     ===========     ===========

Fully diluted earnings per share                $        .43             .59            1.04            1.12
                                                ============     ===========     ===========     ===========


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